Exhibit 99.1

COPY OF RESIGNATION OF PETER COKER FROM BOARD OF DIRECTORS MAY 22, 2008

"Dear Hans:

As I discussed with you earlier today, it is becoming increasingly more difficult for me to feel good about my contributions to the board under the current circumstances.  In light of this I have made the decision to devote my time to other endeavors, which means I will not have sufficient time available to devote to my duties as a Director of etrials Worldwide, Inc. Please accept this note as my resignation from the board of directors effective today May 22, 2008.

Pete Coker"